EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 7, 2000 included in General Binding Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



                                             Arthur Andersen LLP


Chicago, Illinois
August 15, 2000